KPMG LLP
4 Becker Farm Road Roseland,
NJ 07068







Report of Independent
Registered Public
Accounting Firm



To the Shareholders and
Board of Trustees of
Conductor Global Fund:


In planning and
performing our audit of
the financial statements
of Conductor Global
Fund (the "Fund") as of
October 31, 2015 and
for the year ended
October 31, 2015, in
accordance with the
standards of the Public
Fund Accounting
Oversight Board (United
States), we considered
the Fund's internal
control over financial
reporting, including
controls over
safeguarding securities,
as a basis for designing
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
N-SAR, but not for the
purpose of expressing an
opinion on the
effectiveness of the
Fund's internal control
over financial reporting.
Accordingly, we express
no such opinion.

The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this
responsibility, estimates
and judgments by
management are
required to assess the
expected benefits and
related costs of controls.
A fund's internal control
over financial reporting
is a process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles
(GAAP). A fund's
internal control over
financial reporting
includes those policies
and procedures that (1)
pertain to the
maintenance of records
that, in reasonable
detail, accurately and
fairly reflect the
transactions and
dispositions of the
assets of the fund; (2)
provide reasonable
assurance that
transactions are
recorded as necessary
to permit preparation of
financial statements in
accordance with GAAP,
and that receipts and
expenditures of the fund
are being made only in
accordance with
authorizations of
management and
directors of the fund;
and (3) provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized
acquisition, use or
disposition of a fund's
assets that could have a
material effect on the
financial statements.

Because of its inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements. Also,
projections of any
evaluation of
effectiveness to future
periods are subject to
the risk that controls
may become inadequate
because of changes in
conditions, or that the
degree of compliance
with the policies or
procedures may
deteriorate.

A deficiency in internal
control over financial
reporting exists when
the design or operation
of a control does not
allow management or
employees, in the
normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a
timely basis. A material
weakness is a
deficiency, or
combination of
deficiencies, in internal
control over financial
reporting, such that
there is reasonable
possibility that a
material misstatement of
the fund's annual or
interim financial
statements will not be
prevented or detected on
a timely basis.

Our consideration of
the Fund's internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and would
not necessarily disclose
all deficiencies in
internal control that
might be material
weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the
Fund's internal control
over financial







reporting and its
operation, including
controls over safeguarding
securities that we consider
to be a material weakness
as defined above as of
October 31, 2015.

This report is intended
solely for the information
and use of management
and the Board of Trustees
of the Fund and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these specified
parties.



December 29, 2015